                                                                     EXHIBIT 4.1



                            GRANTOR TRUST AGREEMENT

                                 Series 1998-E

                          Dated as of December 1, 1998

                                    between


                        Green Tree Financial Corporation

                           as Depositor and Servicer,

                                      and

                      U.S. Bank Trust National Association

                                   as Trustee

                           Class HE: A-1 Certificates

                               TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I - DEFINITIONS; RULES OF CONSTRUCTION ..............................  2

Section 1.01   General ......................................................  2
Section 1.02   Specific Terms ...............................................  2

ARTICLE II - CREATION OF THE TRUST ..........................................  9

Section 2.01   Establishment of the Trust ...................................  9
Section 2.02   Office .......................................................  9
Section 2.03   Purposes and Powers ..........................................  9
Section 2.04   Contribution of Class HE: A-1 Underlying Certificates ........  9
Section 2.05   Expenses of Organization ..................................... 10
Section 2.06   Declaration of Trust ......................................... 10
Section 2.07   Legal Title to Trust Property ................................ 10
Section 2.08   Situs of the Trust ........................................... 10
Section 2.09   Covenants of the Holders ..................................... 10

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR,
              THE SERVICER AND THE TRUSTEE .................................. 11

Section 3.01   Representations and Warranties of the Depositor .............. 11
Section 3.02   Representations and Warranties of the Servicer ............... 12
Section 3.03   Representations and Warranties of the Trustee ................ 12

ARTICLE IV - THE CERTIFICATES ............................................... 13

Section 4.01   The Certificates ............................................. 13
Section 4.02   Authentication of Certificates ............................... 13
Section 4.03   Registration and Transfer of Certificates .................... 14
Section 4.04   Mutilated, Destroyed, Lost or Stolen Certificates ............ 16
Section 4.05   Persons Deemed Holders ....................................... 16
Section 4.06   Access to List of Certificateholders' Names and Addresses..... 16
Section 4.07   Maintenance of Office or Agency .............................. 17
Section 4.08   Appointment of Paying Agent .................................. 17

ARTICLE V - TRUST ACCOUNT; APPLICATION OF TRUST FUNDS ....................... 17

Section 5.01   Collection of Money .......................................... 17
Section 5.02   Establishment of Trust Account ............................... 18
Section 5.03   Withdrawals and Application of Funds in Trust Account ........ 19
Section 5.04   Method of Payment ............................................ 19

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Section 5.05   Accounting and Reports ....................................... 20

ARTICLE VI - AUTHORITY AND DUTIES OF TRUSTEE ................................ 21

Section 6.01   General Authority ............................................ 21
Section 6.02   General Duties ............................................... 21
Section 6.03   Action upon Instruction ...................................... 21
Section 6.04   No Duties Except as Specified in this Agreement or
               in Instructions .............................................. 22
Section 6.05   No Action Except under Specified Documents or Instructions ... 23
Section 6.06   Restrictions ................................................. 23

ARTICLE VII - CONCERNING THE TRUSTEE ........................................ 23

Section 7.01   Acceptance of Trust and Duties ............................... 23
Section 7.02   Furnishing of Documents ...................................... 25
Section 7.03   Reliance; Advice of Counsel .................................. 25
Section 7.04   Not Acting in Individual Capacity ............................ 26
Section 7.05   Trustee Not Liable for Certificates or Contracts ............. 26
Section 7.06   Trustee May Own Certificates ................................. 26

ARTICLE VIII - COMPENSATION OF TRUSTEE ...................................... 26

Section 8.01   Trustee's Fees and Expenses .................................. 26
Section 8.02   Indemnification .............................................. 26
Section 8.03   Nonrecourse Obligations ...................................... 27

ARTICLE IX - THE SERVICER ................................................... 27

Section 9.01   Duties ....................................................... 27
Section 9.02   Indemnification .............................................. 27
Section 9.03   Compensation ................................................. 28
Section 9.04   Delegation ................................................... 28
Section 9.05   Payment of Taxes ............................................. 28
Section 9.06   Removal of Servicer; Resignation of Servicer ................. 28

ARTICLE X - TERMINATION OF TRUST ............................................ 29

Section 10.01  Termination of Trust ......................................... 29
Section 10.02  Disposition of Proceeds ...................................... 30

ARTICLE XI - SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES ..................... 30

Section 11.01  Corporate Trustee Required; Eligibility ...................... 30
Section 11.02  Resignation or Removal of Trustee ............................ 30
Section 11.03  Successor Trustee ............................................ 31

Section 11.04  Merger or Consolidation of Trustee ........................... 31
Section 11.05  Appointment of Co-Trustee or Separate Trustee ................ 32

ARTICLE XII - MISCELLANEOUS ................................................. 33

Section 12.01  Limitation of Suits .......................................... 33
Section 12.02  Notices and Reports to Holders; Waiver of Notices ............ 33
Section 12.03  Rules by Trustee ............................................. 34
Section 12.04  Successors and Assigns ....................................... 34
Section 12.05  Severability ................................................. 34
Section 12.06  Governing Law ................................................ 34
Section 12.07  Counterparts ................................................. 34
Section 12.08  Amendment .................................................... 34
Section 12.09  Notices ...................................................... 35
Section 12.10  Rights and Remedies Cumulative ............................... 36
Section 12.11  Delay or Omission Not Waiver ................................. 36
Section 12.12  Third-Party Beneficiaries .................................... 36

     GRANTOR TRUST AGREEMENT, dated as of December 1, 1998 by and between GREEN TREE FINANCIAL CORPORATION, a Delaware corporation, in its capacity as depositor and servicer (the "Depositor" and the "Servicer"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, in its capacity as the grantor trustee (the "Trustee").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Servicer, and the Trustee hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

     Section 1.01 General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, and Section references refer to Sections of this Agreement. Unless otherwise expressly defined herein, the terms of the Pooling and Servicing Agreement (defined below) shall have the same meanings in this Agreement.

     Section 1.02 Specific Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     "Accrual Period" means, with respect to the Certificates and any Payment Date, the period commencing on the Underlying Certificate Payment Date in the immediately preceding calendar month (or the Closing Date in the case of the first Payment Date) to and including the day prior to the current Underlying Certificate Payment Date. All calculations of interest on the Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Grantor Trust Agreement, as it may be amended from time to time, including the Exhibits hereto.

     "Authentication Agent" means the Authentication Agent specified in Section
4.02 hereof.

     "Book-Entry Certificate" means any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Backup Swap Counterparty" means CSFP Capital Inc., as agent for Credit Suisse Financial Products.

     "Business Day" means any day other than (a) a Saturday or a Sunday, or (b) another day on which banking institutions in the city in which the Person taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Calculation Agent" means the Person who establishes LIBOR with respect to each Interest Reset Period. The Calculation Agent shall be the Trustee unless the Trustee is unable or unwilling so to act, in which case the Calculation Agent shall be a financial institution appointed by the Company.

     "Certificate" means any of the Class HE: A-1 Certificates.

     "Certificateholder" or "Holder" means the person in whose name a Certificate is registered on the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest necessary to effect any such consent, request, waiver or demand has been obtained; provided, however, that, solely for the purpose of determining whether the Trustee is entitled to rely upon any such consent, waiver, request or demand, only Certificates which the Trustee knows to be so owned shall be so disregarded.

     "Certificate Principal Balance" means, as of any time of determination, the certificate principal balance as of the Closing Date of all Class HE: A-1 Certificates less any amounts actually distributed on such Class HE: A-1 Certificates with respect to the Principal Distribution Amount pursuant to
Section 5.03 hereof with respect to principal thereon on all prior Payment
Dates.

     "Certificate Register" means the register maintained pursuant to Section 4.03.

     "Certificate Registrar" or "Registrar" means the registrar appointed pursuant to Section 4.03.

     "Class" means the Class HE: A-1 Certificates.

     "Class HE: A-1 Certificate" means any one of the certificates designated on the face thereof as a Class HE: A-1 Certificate, substantially in the form annexed hereto as Exhibit A, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-1 Floating Pass-through Rate" means (i) for any Payment Date until and including the Payment Date in January 2014, LIBOR plus the Class A-1 Pass-Through Margin, but in no case in excess of 14% per annum, and (ii) for each Payment Date after the Payment Date in January 2014, the Class HE: A-1 Underlying Certificate Pass-Through Rate.

     "Class A-1 Pass-through Margin" means 0.57% until the Underlying Certificate Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Original Certificate Principal Balance, and 0.82% from and after such date.

     "Class HE: A-1 Underlying Certificate Pass-Through Rate" means 6.2375% until the Underlying Certificate Payment Date on which the Pool Scheduled Principal Balance is less than 10% of the Original Sub-Pool HE Certificate Principal Balance; and 6.490975% from and after such Payment Date.

     "Closing Date" means December 7, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this Agreement is located at 180 East Fifth Street, Second Floor, St. Paul, Minnesota 55101.

     "Current Interest" means, with respect to any Payment Date, the amount of interest accrued on the Certificate Principal Balance during the related Accrual Period at the Class A-1 Floating Pass-Through Rate, less the Class HE: A Interest Shortfall in respect of the Class HE: A-1 Underlying Certificates for the related Underlying Certificate Payment Date.

     "Depositor" means Green Tree Financial Corporation, a Delaware corporation.

     "Depository" means the initial Depository, the Depository Trust Company, the nominee of which is Cede & Co., and any successor Depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York.

     "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date" means the third Business Day preceding each Payment Date during the term of this Agreement.

     "Eligible Account" means, at any time, an account which is any of the following: (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or
(iv) an account that will not cause or Moody's or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by Moody's and Fitch.

     "Eligible Institution" means any depository institution (which may be the Trustee or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the FDIC which is subject to supervision and examination by Federal or State authorities and whose short-term deposits have been rated P-1 by Moody's and F-1 by Fitch (if rated by Fitch) or whose unsecured long-term debt has been rated in one of the two highest rating categories by both Moody's and Fitch (if rated by Fitch).

     "FDIC" means the Federal Deposit Insurance Corporation, a corporate instrumentality of the United States, or any successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

     "Fitch" means Fitch IBCA, Inc., or any successor thereto; provided that, if Fitch no longer has a rating outstanding on the Certificates, then references herein to "Fitch" shall be deemed to refer to the NRSRO then rating the Certificates (or, if more than one such NRSRO is then rating the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Fitch shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "Class HE: A-1 Underlying Certificates" means the Class HE:A-1 (Underlying) Certificate issued under the Pooling and Servicing Agreement.

     "Class HE: A-1 Underlying Certificates Pass-Through Rate" means 6.2375% until the Payment Date on which the Pool Scheduled Principal Balance of Sub-Pool HE is less than 10% of the Original Sub-Pool HE Certificate Principal Balance, and 6.490975% from and after such Payment Date.

     "Interest Remittance Amount" means, as of any Payment Date, all interest due on the related Underlying Certificate Payment Date with respect to the Class
HE: A-1 Underlying Certificates.

     "Interest Reset Period" means, with respect to any Underlying Certificate Payment Date, the period from and including the prior Payment Date (or, with respect to the first Underlying Certificate Payment Date, from and including the Closing Date) to but excluding such Payment Date.

     "LIBOR" means, with respect to any Interest Reset Period, the offered rate, as established by the Calculation Agent, for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date for such Interest Reset Period. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR on such date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR for such date will be LIBOR applicable to the Interest Reset Period immediately preceding such Interest Reset Period; and provided, further, that if the result of the foregoing would be for three consecutive Payment Dates to base LIBOR on the rate applicable in the immediately preceding Interest Reset Period, for such third consecutive Payment Date the Calculation Agent shall instead select an alternative comparable index (over which the Calculation Agent has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     "LIBOR Business Day" as used herein means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     "LIBOR Determination Date" means the second LIBOR Business Day prior to the first day of the related Interest Reset Period.

     "Moody's" means Moody's Investors Service, Inc., or any successor thereto; provided that, if Moody's no longer has a rating outstanding on the Certificates, then references herein to "Moody's" shall be deemed to refer to the NRSRO then rating the Certificates (or, if more than one such NRSRO is then rating the Certificates, to such NRSRO as may be designated by the Servicer), and references herein to ratings by or requirements of Moody's shall be deemed to have the equivalent meanings with respect to ratings by or requirements of such NRSRO.

     "NRSRO" means nationally recognized statistical rating organization.

     "Officer's Certificate" means a certificate signed by any Responsible Officer of any Person delivering such certificate and delivered to the Trustee.

     "Outstanding" means, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

          (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

          (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Certificates;

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

          (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
     5.05 hereof; and

          (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Grantor Trustee.

     "Paying Agent" means the Paying Agent specified in Section 4.08 hereof.

     "Payment Date" means (i) during the term of the Swap Agreement, the eighteenth day of each calendar month during the term of the Swap Agreement, or if such day is not a Business Day, the next succeeding Business Day; except that, on any earlier date (not earlier than the Payment Day in such calendar month with respect to the Class HE: A-1 Underlying Certificates) on which the Trustee receives the Swap Payment not later than 11:00 a.m. Central Standard Time, such earlier date will be the Payment Date in respect of such month; and
(ii) following the term of the Swap Agreement, the Underlying Certificate Payment Date.

     "Percentage Interest" means, a fraction, expressed as a percentage (carried to eight places), the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance represented by all the Certificates.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pooling And Servicing Agreement" means the Pooling and Servicing Agreement, dated as of December 1, 1998, by and between Green Tree Financial Corporation, as Seller and Servicer, and U.S. Bank Trust National Association, as Trustee with respect to the Green Tree Home Improvement and Home Equity Loan Trust 1998-E.

     "Principal Distribution Amount" means, as of any Payment Date, an amount equal to the principal received by the Trust with respect to the Class HE: A-1 Underlying Certificates for the related Underlying Payment Date.

     "Rating Agencies" means, collectively, Moody's and Fitch, or any successors thereto.

     "Record Date" means, with respect to any Payment Date, the Business Day immediately preceding the Swap Payment Date related to such Payment Date.

     "Register" means the register maintained by the Registrar in accordance with Section 4.03 hereof, in which the names of the Holders are set forth.

     "Registrar" means the Trustee, acting in its capacity as Registrar appointed pursuant to Section 4.03 hereof, or any duly appointed and eligible successor thereto.

     "Related Documents" means the Pooling and Servicing Agreement and the Swap Agreement.

     "Responsible Officer" means, with respect to the Trustee, the chairman and any vice chairman of the board of directors, the president, the chairman and vice chairman of any executive committee of the board of directors, every vice president, assistant vice president, the secretary, every assistant secretary, cashier or any assistant cashier, controller or assistant controller, the treasurer, every assistant treasurer, every trust officer, assistant trust officer and every other officer or assistant officer of the Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, or to whom a corporate trust matter is referred because of knowledge of, familiarity with, and authority to act with respect to a particular matter.

     "Servicer" means Green Tree Financial Corporation, a Delaware corporation, and its permitted successors and assigns.

     "Swap Agreement" means the Swap Agreement dated December 7, 1998 between the Swap Counterparty and the Trustee.

     "Swap Counterparty" means Westdeutsche Landesbank Girozentrale, through its New York Branch .

     "Swap Payment" means on each Swap Payment Date, (i) the amount that is payable to the Trustee by the Swap Counterparty equal to Current Interest on the Class HE: A-1 Certificates or (ii) the amount that is payable to the Swap Counterparty by the Trustee, equal to interest received on such Payment Date on the Class HE: A-1 Underlying Certificates, in each case in accordance with the terms of the Swap Agreement.

     "Swap Payment Date" means the fifteenth day of each calendar month, or if such is not a Business Day, the next succeeding Business Day, commencing on January 15, 1999 and ending on the Swap Termination Date.

     "Swap Termination Date" means the earlier of (i) January 15, 2014 and (ii) the date on which the Certificates and the Class HE: A-1 Underlying Certificates have been in full.

     "Tax Return" means the federal income tax return to be filed on behalf of the Trust together with any and all other information reports or returns that may be required to be furnished to the Holders of the Certificates or filed with the Internal Revenue Service as any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor by the Calculation Agent, for the purpose of displaying London interbank offered rates of major banks).

     "Trust" means the trust created under this Agreement.

     "Trust Account" means the account established in accordance with Section
5.02 hereof.

     "Trust Property" means the property and proceeds of every description conveyed pursuant to Section 2.04 hereof, the Swap Agreement, and the Trust Account, including all Eligible Investments therein and all proceeds thereof.

     "Trustee" means U.S. Bank Trust National Association.

     "Underlying Certificate Payment Date" means, with respect to any Payment Date, the payment date with respect to the Class HE: A-1 Underlying Certificates occurring in the same calendar month as the Payment Date.

     "Underwriters" means Credit Suisse First Boston Corporation, Chase Securities, Inc., First Union Capital markets, Lehman Brothers Inc., and Merrill Lynch & Co.


                                   ARTICLE II

                             CREATION OF THE TRUST

     Section 2.01 Establishment of the Trust. There is hereby formed a trust to be known as "Green Tree Grantor Trust 1998-E," in which name the Trust may conduct business, make and execute contracts and other instruments and sue and be sued.

     Section 2.02 Office. The office of the Trust shall be at the Corporate Trust Office or at such other address as the Trustee, may designate by notice to the Holders, the Depositor and the Servicer.

     Section 2.03 Purposes and Powers. The sole purpose of the Trust is to conserve the Trust Property and collect and disburse the periodic income therefrom for the use and benefit of the Holders, and in furtherance thereof the Trust shall have the power and authority to engage in the following activities:
(i) to issue the Certificates and to sell the Certificates; (ii) to acquire, own and hold the Class HE: A-1 Underlying Certificates, execute the Swap Agreement and make and receive payments in connection therewith; (iii) to distribute funds in accordance with the terms hereof; (iv) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (v) to engage in those other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Holders. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents. Similarly, the Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in the introductory sentence of this Section.

     Section 2.04 Contribution of Class HE: A-1 Underlying Certificates. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trustee, as of the date hereof, the Class HE: A-1 Underlying Certificates. Although the parties intend that each conveyance pursuant to this

Agreement of the Depositor's right, title and interest in and to the Class HE:
A-1 Underlying Certificates shall constitute a purchase and sale and not a loan, if such conveyance is deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. If the conveyance is deemed to be loan, the parties further intend and agree that the Depositor shall be deemed to have granted to the Trustee, and the Depositor does hereby grant to the Trustee, a perfected first-priority security interest in the Trust Property and in the Class HE: A-1 Underlying Certificates, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person under any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person. The Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution.

     Section 2.05 Expenses of Organization. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee.

     Section 2.06 Declaration of Trust. The Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders, subject to the interests and rights in the Trust Property granted to other Persons by the Related Documents. The Depositor, the Servicer, the Trustee and the Certificateholders, by acceptance of the Certificates, each agree that the Trust is intended to be treated as a grantor trust for federal income tax purposes under Subpart E, Part I of Subchapter J of the Code. In furtherance of the foregoing, the Trustee (at the direction of the Servicer), the Depositor and the Servicer shall take all such action as is necessary to maintain the status of the Trust as a grantor trust. After the Closing Date, neither the Trustee, the Depositor nor any Servicer shall engage in any activity which would, directly or indirectly, adversely affect the status of the Trust as a grantor trust. Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust (i) sell any assets included in the Trust Property other than pursuant to
Section 5.02(c) with respect to Eligible Investments in which the Trust Account is invested, (ii) accept any contribution of assets after the Closing Date or
(iii) agree to any modification of this Agreement.

     Section 2.07 Legal Title to Trust Property.

     a. Legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

     b. The Holders shall not have legal title to any part of the Trust Property. The Holders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Article V. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

     Section 2.08 Situs of the Trust. It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of Minnesota. The Trust will be created and administered in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of Minnesota. The Trust will not have any employees and will not have any real or personal property located in any state other than in the State of Minnesota and payments from the Trustee will be made only from the State of Minnesota. The Trust's only office will be at the Corporate Trust Office.

     Section 2.09 Covenants of the Holders. Each Holder agrees to be bound by the terms and conditions of the Certificates of which such Holder is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Holder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Trustee and all other Holders present and future.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                 OF THE DEPOSITOR, THE SERVICER AND THE TRUSTEE

     Section 3.01 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee and the Holders that as of the Closing Date:

     a. Organization and Good Standing. The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Depositor.

     b. Authorization; Binding Obligations. The Depositor has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Consent Required. The Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     d. No Violations. The execution, delivery and performance of this Agreement by the Depositor will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which the Depositor may be bound.

     e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Depositor threatened, against the Depositor or any of its properties or with respect to this Agreement, which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

     Section 3.02 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Trustee and the Holders that as of the Closing Date:

     a. Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer.

     b. Authorization; Binding Obligations. The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and to make, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Consent Required. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     d. No Violations. The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound.

     e. Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement, which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

     Section 3.03 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants to the Holders and the Servicer that as of the Closing Date:

     a. Organization and Good Standing. It is a banking corporation duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement.

     b. Authorization; Binding Obligations. It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

     c. No Violations. Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Minnesota law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Trustee individually which are unrelated to this Agreement or the Related Documents.

                                   ARTICLE IV

                                THE CERTIFICATES

     Section 4.01 The Certificates. Certificates, in an aggregate principal amount of $330,000,000, shall be issued in denominations of $1,000 initial principal amount and integral multiples thereof. The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of any authorized signatory of the Trustee having such authority under the Trustee's seal imprinted or otherwise affixed thereon and attested on behalf of the Trustee by the manual or facsimile signature of any authorized signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates.

     Section 4.02 Authentication of Certificates. On the Closing Date the Trustee shall cause Certificates in authorized denominations in an aggregate principal amount equal to the Certificate Principal Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the order of the Depositor. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Trustee or the Authentication Agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. U.S. Bank Trust National Association is hereby initially appointed Authentication Agent. All Certificates shall be dated the date of their authentication.

     Section 4.03 Registration and Transfer of Certificates.

     a. The Trustee shall keep at the Corporate Trust Office a Certificate Register in which the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided herein. The Trustee will give prompt written notice to Certificateholders and the Servicer of any change in the Certificate Registrar.

     b. No transfer of a Certificate or any interest therein shall be made to any employee benefit plan, trust or account that is subject to ERISA, or that is described in Section 4975(e)(1) of the Code (each, a "Plan"), unless the Plan, at its own expense, delivers to the Depositor, the Trustee, and the Trustee under the Pooling and Servicing Agreement, an Opinion of Counsel in form satisfactory to the Depositor, the Trustee and the Trustee under the Pooling and Servicing Agreement that the purchase and holding of the Certificate by such Plan will not result in the assets of the Trust or the Green Tree Home Improvement and Home Equity Loan Trust 1998-E being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trustee under the Pooling and Servicing Agreement, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in this Agreement or in the

Pooling and Servicing Agreement. Unless such opinion is delivered, each person acquiring such a Certificate will be deemed to represent to the Trustee, the Trustee under the Pooling and Servicing Agreement, the Depositor and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code, or (ii) that the purchase and holding of the Certificate by such Plan will not result in the assets of the Trust or the Green Tree Home Improvement and Home Equity Loan Trust 1998-E being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Trustee under the Pooling and Servicing Agreement, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in this Agreement or in the Pooling and Servicing Agreement.

     c. Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver (or shall cause the Authentication Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate proportion of Certificate Principal Balance dated the date of authentication by the Trustee or any authenticating agent. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office.

     d. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice.

     e. No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     f. Except as provided in paragraph (g) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificateholders and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificateholders of the Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificateholders; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificateholders. All transfers by Certificateholders of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificateholder. Each Depository Participant shall only transfer Book-Entry Certificates of Certificateholders it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     g. If (x)(i) the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository and (ii) the Trustee is unable to locate a qualified successor or (y) the Depository at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificateholders, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificateholders requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     h. On or prior to the Closing Date, there shall be delivered to the Depository one Certificate, in registered form registered in the name of the Depository's nominee, Cede & Co., the total face amount of which represents 100% of the Class. Each such Certificate registered in the name of the Depositary's nominee shall bear the following legend:

          "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
          DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     Section 4.04 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by each to save it harmless, then in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and original denomination. Upon the issuance of any new Certificate under this Section 4.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.04 shall constitute complete and indefeasible evidence of ownership of the Percentage Interest, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.05 Persons Deemed Holders. Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee, the Paying Agent and the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Article V and for all other purposes whatsoever, and none of the Servicer, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or any agent of the Servicer, the Depositor, the Trustee, the Paying Agent or the Certificate Registrar, shall be affected by notice to the contrary.

     Section 4.06 Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Trustee of a written request therefor, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If Definitive Certificates have been issued and three or more Certificateholders of a class, or one or more Certificateholders evidencing not less than 25% of the Certificate Principal Balance (hereinafter referred to as "Applicants"), apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Servicer or the Trustee, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

     Section 4.07 Maintenance of Office or Agency. The Trustee shall maintain in St. Paul, Minnesota, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served. The Trustee initially designates its principal corporate trust office in St. Paul, Minnesota for such purposes. The Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office of agency.

     Section 4.08 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Trust Account pursuant to Article V and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Trust Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be U.S. Bank Trust National Association. U.S. Bank Trust National Association shall be permitted to resign as Paying Agent upon 30 days' written notice. In the event that U.S. Bank Trust National Association shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Trustee. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.


                                   ARTICLE V

                   TRUST ACCOUNT; APPLICATION OF TRUST FUNDS

     Section 5.01 Collection of Money. Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, the Swap Agreement, or the Class HE: A-1 Underlying Certificates. The Trustee shall hold all such money and property received by it as part of the Trust Property and shall apply it as provided in this Agreement.

     Section 5.02 Establishment of Trust Account.

     a. On or before the Closing Date the Depositor shall cause the Servicer to establish the Trust Account. The Trust Account shall be identified as follows:
"U.S. Bank Trust National Association, as Trustee under the Green Tree Grantor Trust Agreement 1998-E dated as of December 1, 1998."

     b. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Account and in all proceeds thereof. If, at any time, the Trust Account ceases to be an Eligible Account, the Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust

Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account.

     c. All amounts held in the Trust Account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Trustee in Eligible Investments pursuant to the written instructions of the Servicer that mature not later than one Business Day prior to the Payment Date to which such amounts relate. Investments in Eligible Investments shall be made in the name of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Trust Distribution Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities, and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation in New York or Delaware, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this Section 5.02. All income and gain from such investments (net of investment losses) shall be added to the Trust Account and distributed to the Depositor on each Payment Date. Losses, if any, realized on amounts in the Trust Account invested pursuant to this paragraph shall first be credited against undistributed investment earnings on amounts in the Trust Account invested pursuant to this paragraph, and shall thereafter be deemed to reduce the amount on deposit in the Trust Account and otherwise available for distribution to Certificateholders pursuant to Article
V. The Depository, the Servicer and the Trustee shall in no way be liable for losses on amounts invested in accordance with the provisions hereof. Funds in the Trust Account not so invested must be insured to the extent permitted by law by the Federal Deposit Insurance Corporation. The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     Section 5.03 Withdrawals and Application of Funds in Trust Account.

     a. The Trustee shall deposit in the Trust Account, without duplication, upon receipt, any payments received under the Swap Agreement, the proceeds of any liquidation of the assets of the Trust, all remittances received from the Green Tree Home Improvement and Home Equity Loan Trust 1998-E in respect of the Underlying REMIC Certificate.

     The Trustee shall, based on the information provided by the Servicer pursuant to Section 9.01 hereof, make the following distributions and payments in the following order of priority:

          (i) On each Swap Payment Date, to the Swap Counterparty, the scheduled payment due to the Swap Counterparty;

          (ii) On each Payment Date: (A) to the Holders of the Certificates, on a pro rata basis, the sum of the Current Interest and any Unpaid Class HE:
     A-1 Interest Shortfall distributed on the related Underlying Certificate Payment Date with respect to the Class HE: A-1 Underlying Certificates; (B) to the Holders of the Certificates, on a pro rata basis, the Principal Distribution Amount;

          (iii) On each Payment Date, to the Holders of the Certificates, on a pro rata basis, any amounts received from the Swap Counterparty other than the Swap Payment related to such Swap Payment Date.

     b. (i) The Trustee may make withdrawals for its own account from the amounts on deposit in the Trust Account for the following purposes:

               (A) to make a disbursement to the Depositor on each Payment Date of investment earnings (net of investment losses) on amounts on deposit in the Trust Account;

               (B) to withdraw amounts that have been deposited to the Trust Account in error; and

               (C) to clear and terminate the Trust Account following the termination of the Trust pursuant to Article X.

     Section 5.04 Method of Payment. Distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 (or if such Certificateholder is a Depository or an Affiliate thereof), or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

     Section 5.05 Accounting and Reports.

     a. The Servicer shall prepare and furnish to the Trustee the statements specified below relating to the Certificates on or before the second Business Day next preceding each Swap Payment Date.

     b. Concurrently with each distribution to Certificateholders the Trustee shall forward or cause to be forwarded (i) either electronically or by telecopy to the Swap Counterparty and the Backup Swap Counterparty and (ii) by mail to each Certificateholder and (if the Depositor is not the Servicer) to the Depositor a statement setting forth the following:

          (1) the amount of the Swap Payment paid by the Trustee to the Swap Counterparty on the related Swap Payment Date;

          (2) the amount of the Swap Payment received by the Trustee from the Swap Counterparty on the related Swap Payment Date;

          (3)  The Class A-1 Floating Pass-Through Rate;

          (4) the amount to be distributed to Certificateholders on such Payment Date that is allocable to interest;

          (5) the amount to be distributed to Certificateholders on such Payment Date that is allocable to principal;

          (6) the Certificate Principal Balance after giving effect to the distribution of principal on such Payment Date; and

          (7) all information with respect to such Payment Date that is received by the Trust as owner of the Class HE: A-1 Underlying Certificates.

     In the case of information furnished pursuant to clauses (4), (5) and (6) above, the amounts shall be expressed as a dollar amount per Certificate with a 1% Percentage Interest or per $1000 denomination of Certificate.

     Within 75 days after the end of each calendar year the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information with respect to interest accrued and principal paid on its Certificates during such calendar year. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided or caused to be provided by the Trustee pursuant to the requirements of the Code as from time to time in force.


                                   ARTICLE VI

                        AUTHORITY AND DUTIES OF TRUSTEE

     Section 6.01 General Authority. The Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party and any amendment thereto. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents.

     Section 6.02 General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged through such agents as shall be appointed) all of its responsibilities pursuant to the terms of this Agreement and the Related Documents and to administer the Trust in the interest of the Holders, subject to the Related Documents and in accordance with the provisions of this Agreement. The Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement or as it shall be directed in writing by the instructing party. No implied covenants or agreements shall be read into this Agreement.

     Section 6.03 Action upon Instruction.

     a. Subject to the terms of this Agreement, the Certificateholders shall have the exclusive right to direct the actions of the Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document. The Certificateholders shall not instruct the Trustee in a manner inconsistent with this Agreement or the Related Documents.

     b. The Trustee shall not be required to take any action hereunder or under any Related Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

     c. No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless the Trustee has been provided security or indemnify satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee in connection therewith.

     d. In accepting the trusts hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity. The Trustee agrees to disburse all moneys actually received by it constituting part of the Trust Property upon the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Trustee, when acting in such capacity, shall not be personally liable or accountable to any Person, under any circumstances, except by reason of its gross negligence, willful misconduct or material breach of its representations, warranties or covenants.

     e. The Trustee shall be under no liability (except as provided in (d) above) for any action taken by the Trustee in good faith in reliance upon any paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document, believed by it to be genuine and to have been signed by the proper party or parties or for the disposition of moneys or Trust Property pursuant to this Agreement. As to any fact or matter, the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     f. Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction received from Certificateholders representing 66% or more of the Percentage Interests of the Certificates, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holders, and shall have no liability to any Person for such action or inaction.

     g. In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received from Certificateholders representing 66% or more of the Percentage Interests of the Certificates, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holders, and shall have no liability to any Person for such action or inaction.

     Section 6.04 No Duties Except as Specified in this Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any written instruction received by the Trustee pursuant to
Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Trustee. The Trustee shall have no responsibility for preparing, monitoring or filing any financing or continuation statements in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Related Document; however, the Trustee will execute and deliver such financing or continuation statements as are prepared by the Servicer and delivered to the Trustee in final execution form for its execution on behalf of the Trust for the purpose of perfecting or maintaining the perfection of such a security interest or lien or effecting such a recording. The Trustee nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Property that are attributable to claims against the

Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Property.

     Section 6.05 No Action Except under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of, the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.03.

     Section 6.06 Restrictions. The Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in Section 2.03. The Holders shall not direct the Trustee to take action that would violate the provisions of this Section.


                                  ARTICLE VII

                             CONCERNING THE TRUSTEE

     Section 7.01 Acceptance of Trust and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of the Related Documents and this Agreement. The Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the material inaccuracy of any representation or warranty contained in Section 3.03, (iii) for liabilities arising from the failure of the Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.04 hereof, (iv) for any investments issued by the Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Agreement or any Related Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     a. the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee;

     b. the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Certificateholders;

     c. no provision of this Agreement or any Related Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it unless the Trustee has been provided security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee in connection therewith;

     d. under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under this Agreement or any of the Related Documents, including the principal of and interest on the Certificates;

     e. the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Certificates, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Holder other than as expressly provided for herein and in the Related Documents;

     f. the Trustee shall not be liable for the default or misconduct of the Servicer and the Trustee shall have no obligation or liability to monitor the performance of or to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Servicer;

     g. the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Certificateholders, unless such Certificateholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

     h. The Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require in accordance with the terms hereof. The Trustee may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times to protect the Trust Property and the respective rights and interests of the Holders pursuant to the terms of the Indenture and this Agreement;

     i. The Trustee may consult with counsel, and the written advice of counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Trustee in good faith reliance thereon; and

     j. Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Minnesota if the taking of such action will (i) require the consent or approval or authorization or order of or giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Minnesota; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Minnesota becoming payable by Trustee; or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Minnesota for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee contemplated hereby. The Trustee shall be entitled to obtain an opinion of counsel to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Trustee that such action will result in such consequences, the Trustee will appoint an additional or separate trustee to proceed with such action.

     Section 7.02 Furnishing of Documents. The Trustee shall furnish to a Holder, at the Holder's expense, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Related Documents unless the Holders have previously received such items.

     Section 7.03 Reliance; Advice of Counsel.

     a. The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     b. In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

     Section 7.04 Not Acting in Individual Capacity. Except as provided in this
Article VIII, in accepting the trusts hereby created U.S. Bank Trust National Association acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Property for payment or satisfaction thereof.

     Section 7.05 Trustee Not Liable for Certificates or Contracts. The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document or of the Certificates (other than the signature and counter-signature of the Trustee on the Certificates) or of any contract or related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement.

     Section 7.06 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may deal with the Depositor and the Servicer in banking or other transactions with the same rights as it would have if it were not Trustee.


                                  ARTICLE VII

                            COMPENSATION OF TRUSTEE

     Section 8.01 Trustee's Fees and Expenses. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Depositor and the Trustee (or, with respect to any successor Trustee, reasonable compensation for all services rendered by it hereunder), and the Trustee shall be entitled to be reimbursed by Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Trustee shall only be entitled to reimbursement for legal expenses hereunder to the extent such expenses are fees of outside counsel engaged by the Trustee in respect of the performance of its obligations hereunder.

     Section 8.02 Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Trustee in its individual capacity and its successors, assigns, officers, directors, employees, agents and servants, and any co-trustee (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify the Trustee from and against expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement.

     Section 8.03 Nonrecourse Obligations. Notwithstanding anything in this Agreement or any Related Document, the Trustee agrees in its individual capacity and in its capacity as Trustee for the Trust that all obligations of the Trust to the Trustee individually or as Trustee for the Trust shall be recourse to the Trust Property only and specifically shall not be recourse to the assets of any Holder.


                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01 Duties.

     a. By no later than noon on the second Business Day preceding each Swap Payment Date the Servicer shall (i) determine the payment due to the Trustee under Section 2(a) of the Confirmation to the Swap Agreement (which shall equal the Current Interest for the related Payment Date on the Certificates), and the payment due to the Swap Counterparty under Section 2(b) of the Confirmation to the Swap Agreement (which shall equal the interest to be received on the related Underlying Certificate Payment Date on the Class HE: A-1 Underlying Certificates), and (ii) notify the Trustee and the Swap Counterparty of such amounts.

     b. On the Business Day preceding each Payment Date the Servicer shall deliver to the Trustee a report containing the information set out in Section 5.05(b).

     c. The Servicer shall furnish to the Trustee during the term of this Agreement such periodic, special or other reports or information not specifically provided for herein as may be, in the reasonable judgment of the Trustee, necessary or appropriate, all such reports or information to be provided in accordance with the instructions and instructions of the Trustee, provided that the Servicer shall be entitled to be reimbursed by the Trustee for the fees and actual expenses associated with providing such reports or information of such reports or information are not generally produced by the Servicer in the ordinary course of business.

     Section 9.02 Indemnification. The Servicer shall defend and indemnify the Trust, the Trustee (including any agents of the Trustee), and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any failure by the Servicer to perform its duties hereunder. This indemnity shall survive any Service Transfer (but the original Servicer's obligations under this Section 9.02 shall not relate to any actions of any subsequent Servicer after a Service Transfer). Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments to the Trustee pursuant to this Article and the Trustee thereafter collects any of such amounts from others, the Trust will repay such amounts collected to the Servicer without interest.

     Section 9.03 Compensation. The fee payable to the Servicer under the Pooling and Servicing Agreement shall be, in part, compensation for the activities of the Servicer hereunder, and the Servicer shall not be entitled to any further compensation.

     Section 9.04 Delegation. The Servicer may not delegate its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee, which consent shall not be unreasonably withheld; provided, however, that any delegatee must meet the eligibility requirements set forth in the Pooling and Servicing Agreement for a successor Servicer.

     Section 9.05 Payment of Taxes. The Servicer shall be responsible for and agrees to prepare, make and timely file all federal, state, local or other tax returns, information statements and other returns and documents of every kind and nature whatsoever required to be made or filed by or on behalf of the Trust pursuant to the Code and other applicable tax laws and regulations. Each such return, statement and document shall, to the extent required by the Code or other applicable law and at the request of the Servicer, be signed on behalf of the Trust by the Trustee. The Trustee shall have no responsibility whatsoever for the accuracy or completeness of any such return, statement or document. The Servicer agrees to indemnify the Trustee and hold it harmless for, from, against and in respect to any and all liability, loss, damage and expense which may be incurred by the Trustee based upon or as a result of the Trustee's execution of any and all such tax returns, statements and documents. The Servicer may, at its expense, retain such outside assistance as it deems necessary in the performance of its obligations under this paragraph. Each of the Holders of the Certificates, by acceptance thereof, agrees to file tax returns consistent with and in accordance with any elections, decisions or other reports made or filed with regard to federal, state or local taxes on behalf of the Trust. The Servicer shall represent the Trust in connection with all examinations of the Trust's affairs by tax authorities, including resulting administrative and judicial proceedings. Each of the Holders of the Certificates, by acceptance thereof, agrees to cooperate with the Servicer in such matters and to do or refrain from doing any or all things reasonably required by the Servicer to conduct such proceedings, provided that no such action shall be required by the Servicer of any Certificateholder that would entail unnecessary or unreasonable expenses for such Certificateholder in the performance of such action.

     Section 9.06 Removal of Servicer; Resignation of Servicer.

     a. The removal or resignation pursuant to the Pooling and Servicing Agreement of the Servicer as defined in the Pooling and Servicing Agreement shall also constitute a removal or resignation of the Servicer hereunder.

     b. The successor Servicer appointed pursuant to the Pooling and Servicing Agreement shall become the successor Servicer hereunder.

     c. No removal or resignation of the Servicer shall become effective hereunder until the Trustee under the Pooling and Servicing Agreement or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

     d. The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee, which opinion shall be at the Servicer's expense.

     e. Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Class HE: A-1 Underlying Certificates, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

     f. Any collections then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

     g. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the Trust Account by the Servicer or which are thereafter received with respect to the Certificates. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the Servicer agrees to reimburse the Trust, the Holders for the costs and expenses associated with the transfer of servicing to the replacement Servicer.

     h. The Servicer which is being removed or is resigning shall give notice to the Holder and Rating Agencies of the transfer of the servicing to the successor Servicer.


                                   ARTICLE X

                              TERMINATION OF TRUST

     Section 10.01 Termination of Trust. The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Holders of all Certificates, of all amounts held by the Trustee and required to be paid to such Holders pursuant to this Agreement upon the final payment or other liquidation (or any advance made with respect thereto) of the Class HE: A- 1 Underlying Certificates. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Holder in the manner set forth in Section 12.09.

     Section 10.02 Disposition of Proceeds. The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Property pursuant to this Article X to the Trust Account.


                                   ARTICLE XI

                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

     Section 11.01 Corporate Trustee Required; Eligibility. The Trustee hereunder shall at all times be a financial institution organized and doing business under the laws of the United States of America or any State, authorized under such laws to exercise corporate trust powers, and shall have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding system the aggregate combined capital and surplus of which is $50,000,000, provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by Section 310(a)(2) of the Trust Indenture Act of 1939, as amended. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 11.01, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee (or, if the Trustee is U.S. Bank Trust National Association, any parent company of U.S. Bank Trust National Association) shall at all times have a long-term deposit rating from Moody's of at least Baa3 or as shall be otherwise acceptable to Moody's and have a long- term deposit rating from Fitch of at least BBB or as shall be otherwise acceptable to Fitch. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Depositor, resign immediately in the manner and with the effect hereinafter specified in this
Article XI.

     Section 11.02 Resignation or Removal of Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee meeting the qualifications set forth in Section 11.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.1 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor shall remove the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee meeting the qualification requirements of Section 11.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor Trustee and payment of all fees owed to the outgoing Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Trustee have been paid and until acceptance of appointment by the successor Trustee. The Depositor shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

     Section 11.03 Successor Trustee.

     Any successor Trustee appointed pursuant to Section 11.2 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations. No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 11.1. Upon acceptance of appointment by a successor Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Trustee to all Certificateholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 11.04 Merger or Consolidation of Trustee.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 11.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and provided further that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     Section 11.05 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 11.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 11.1. Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.01 Limitation of Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, the Swap Agreement, or for the appointment of a receiver or Trustee of the Trust, or for any other remedy with respect to a breach hereunder, unless:

          (1) such Holder has previously given written notice to the Depositor and the Trustee of such Holder's intention to institute such proceeding;

          (2) the Holders of not less than 25% of the Percentage Interests represented by the Certificates then Outstanding shall have made written request to the Trustee to institute such proceeding in its own name as Trustee;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the Percentage Interests represented by the Certificates;

     it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Holder or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     Section 12.02 Notices and Reports to Holders; Waiver of Notices. Where this Agreement provides for notice to Holders of any event or the mailing of any report to Holders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Holder affected by such event or to whom such report is required to be mailed, at the address of such Holder as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Holders is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Holder shall affect the sufficiency of such notice or report with respect to other Holders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer is removed or resigns or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call. Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Where this Agreement provides for notice to any Rating Agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

     Section 12.03 Rules by Trustee. The Trustee may make reasonable rules for any meeting of Holders.

     Section 12.04 Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

     Section 12.05 Severability. In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforeceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     Section 12.07 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.08 Amendment.

     a. This Agreement may be amended by the Depositor and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, or (ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     b. This Agreement may also be amended from time to time, by the Depositor and the Trustee with the consent of holders of a majority of the Percentage Interests of the Certificates (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the Class HE:A-1 Floating Rate or the amount of, or accelerate or delay the timing of distributions that shall be required to be made on any Certificate, or (b) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding.

     c. Prior to the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

     d. Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder unless such parties have previously received such notification.

     e. It shall not be necessary for the consent of Certificateholders pursuant to Section 12.08(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates.

     f. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.09 Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, at the following address: c/o Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, Attention: Chief Financial Officer, (b) in the case of the Trustee, at the Corporate Trust Office, (c) in the case of Fitch, One State Street Plaza, New York, New York 10004, Attention: Jenine Potolsky, (d) in the case of Moody's, 99 Church Street, New

York, New York 10007, Attention: ABS Monitoring Department (a) in the case of the Swap Counterparty, 1211 Avenue of the Americas - 25th Floor, New York, New York 10036 and (b) in the case of the Backup Swap Counterparty, New York Branch, Eleven Madison Avenue, New York, New York 10010-3629, Attention: David Shrenzel, Asset Finance Department, or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 12.10 Rights and Remedies Cumulative. Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 12.11 Delay or Omission Not Waiver. No delay of the Trustee, or any Holder of any Certificate to exercise any right or remedy under this Agreement shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Agreement or by law to the Trustee or the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

     Section 12.12 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    GREEN TREE FINANCIAL
                                     CORPORATION, as Depositor and as
                                      Servicer

                                    By
                                      ------------------------------------
                                      Title: Senior Vice President and Treasurer


                                    U.S. BANK TRUST NATIONAL
                                     ASSOCIATION, as  Trustee

                                    By
                                      ------------------------------------
                                      Title: Assistant Vice President

                                   EXHIBIT A

                       FORM OF CLASS HE: A-1 CERTIFICATE



Class HE: A-1                            No.


First Payment Date                       Pass-Through Rate: [ ___%]
January 18, 1999                         [Variable rate equal to Class
                                         HE: A-1 Pass-Through Rate]

                                         Denomination:  $________

                                         Aggregate Denomination of
                                         all Class HE: A-1
                                         Certificates:  $330,000,000

Servicer:                                Final Scheduled Payment Date:
Green Tree Financial Corporation         November 18, 2029 (or if such day is
                                         not a Business Day, then the next
                                         succeeding Business Day)

                                         CUSIP:  ________


                            GREEN TREE GRANTOR TRUST
                          SERIES 1998-E, CLASS HE: A-1


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN GREEN TREE FINANCIAL CORPORATION OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT SET FORTH IN THE AGREEMENT.

     This certifies that _________________ is the registered owner of the undivided Percentage Interest represented by the original principal amount set forth above in the Green Tree Grantor Trust 1998-E (the "Trust"). The Trust has been created pursuant to a Grantor Trust Agreement (the "Agreement"), dated as of December 1, 1998, between Green Tree Financial Corporation, as Depositor and Servicer (the "Company"), and U.S. Bank Trust National Association as Trustee of the Trust (the "Trustee"). This Certificate is one of the Certificates described in the Agreement and is issued pursuant and subject to the Agreement. By acceptance of this Certificate the holder assents to and becomes bound by the Agreement. To the extent not defined herein, all capitalized terms have the meanings assigned to such terms in the Agreement.

     The Agreement contemplates, subject to its terms, payment on the eighteenth day (or if such day is not a Business Day, the next succeeding Business Day) (the "Payment Date") of each calendar month commencing January 1999, so long as the Agreement has not been terminated, by check (or, if such Certificateholder holds Certificates with an aggregate Percentage Interest of at least 5% of the Certificates and so desires, by wire transfer pursuant to instructions delivered to the Trustee at least 10 days prior to such Payment Date) to the registered Certificateholder at the address appearing on the Certificate Register as of the Business Day immediately preceding such Payment Date, in an amount equal to the Certificateholder's Percentage Interest of the amount specified in Section 5.03(a)(ii) of the Agreement for such Payment Date. The final scheduled Payment Date of this Certificate is November 18, 2029 or the next succeeding Business Day if such November 18 is not a Business Day.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds in the Certificate Account to the extent available for distribution to the Certificateholder as provided in the Agreement for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholder for any amounts payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement. By acceptance of this Certificate, the Certificateholder agrees to disclosure of his, her or its name and address to other Certificateholders under the conditions specified in the Agreement.

     No transfer of this Certificate or any interest herein by, on behalf of or with plan assets of any employee benefit plan, trust or account that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or that is described in Section 4975(e)(1) of the Code (each, a "Plan") will be registered unless the transferee, at its expense, delivers to the Depositor and the Trustee an opinion of counsel (satisfactory to the Depositor and the Trustee) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring this Certificate will be deemed to represent to the Trustee, the Depositor and the Servicer either (i) that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code, or (ii) that the purchase and holding of this Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation or liability in addition to those undertaken in the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Agreement and all amendments thereto will be provided to any Certificateholder free of charge upon a written request to the Trustee.

     As provided in the Agreement and subject to the limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in

Minneapolis or St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Certificates evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

     The Company, the Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Company, the Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Servicer, the Trustee, the Paying Agent, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     IN WITNESS WHEREOF, Green Tree Grantor Trust 1998-E has caused this Certificate to be duly executed by the manual signature of a duly authorized officer of the Trustee.

Dated: ____________, 1998                GREEN TREE GRANTOR TRUST 1998-E


                                         By  U.S. BANK TRUST NATIONAL
                                             ASSOCIATION, as Trustee


                                         By:
                                            ----------------------------------
                                                  Authorized Officer

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the within Certificate of the Green Tree Grantor Trust, Series 1998-E, and does hereby irrevocably constitute and appoint ____________________ Attorney to transfer the said certificate on the Certificate Register maintained by the Trustee, with full power of substitution in the premises.

Dated: ________________                  By
                                           ----------------------------------
                                           Signature